NEWS FOR IMMEDIATE RELEASE
Exhibit 99.1
PURSUIT REPORTS RECORD THIRD QUARTER 2026 RESULTS AND REAFFIRMS FULL YEAR ADJUSTED EBITDA GUIDANCE MIDPOINT

DENVER, November 4, 2026 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported record third quarter 2026 results and reaffirmed the midpoint of its prior full year 2026 Adjusted EBITDA guidance range.
“Our record third quarter results reflect exceptional execution from our team during a dynamic peak season,” said David Barry, Pursuit president and chief executive officer. “With our strong results and continued demand for unforgettable experiences in iconic destinations, we are on track to deliver full year growth in line with our prior guidance range, and we remain well positioned to advance our growth pipeline and create long-term shareholder value.”

Key Highlights
•Delivered record third quarter results, supported by Pursuit’s relentless focus on extraordinary guest experiences, disciplined revenue and cost management and investments to scale the business
•Reaffirmed $133 million midpoint guidance for full year 2026 Adjusted EBITDA, representing 14% year-over-year growth, while narrowing the range to $130 million to $136 million
•Enhanced balance sheet strength and strategic focus with sale of non-core Flyover business on July 31, 2026 for approximately $75 million
•Acquired Eagle Wing Tours sightseeing attraction on Vancouver Island on July 14, 2026 for approximately $16 million and advanced transformational organic growth projects across the portfolio in support of Vision 2030 growth targets to drive shareholder value

Third Quarter 2026 Financial Performance
•Pursuit delivered record third quarter revenue of $251.5 million for 2026, representing an increase of 4.4% year-over-year. This growth primarily reflected continued growth across geographies and contribution from Eagle Wing Tours (acquired in July 2026), partially offset by the sale of the Company’s non-core Flyover business (divested in July 2026).
◦Revenue grew 6% year-over-year when adjusting to exclude contributions from the Eagle Wing Tours acquisition and the impact of the divestiture of the Flyover business, driven by strong yield optimization and demand for experiential travel in iconic destinations.
◦On a same-store basis, attraction effective ticket prices and lodging RevPAR both grew 9% year-over-year, reflecting the strength of Pursuit’s guest experience.
•Net income attributable to Pursuit was $82.8 million for the third quarter 2026, up from $73.9 million in the third quarter 2025.
•Adjusted net income* was $85.0 million ($3.03 per share) for the third quarter 2026, up from $75.3 million ($2.65 per share) for the third quarter 2025. The year-over-year improvement primarily reflects higher Adjusted EBITDA* and lower depreciation.
•Adjusted EBITDA* was $125.5 million for the third quarter 2026, up $8.1 million or 7% year-over-year primarily driven by strong flowthrough of higher revenue with margin expansion.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

In addition to the commentary above, further information regarding Pursuit's financial results, trends, and outlook is available in a supplemental earnings presentation, which can be accessed on the "Investors" section of the company's website, and in the financial tables accompanying this press release.

September 30, 2026 Balance Sheet and Liquidity Highlights
•Total liquidity was $293.0 million at September 30, 2026, comprising cash and cash equivalents of $64.3 million and $228.7 million of capacity available on the company’s $300 million revolving credit facility.
•Total debt was $134.2 million and Pursuit’s net leverage ratio was 0.6x at September 30, 2026, below the company’s target range of 2.0x to 3.5x.

2026 Outlook
“Based on continued demand for our authentic experiences and strong results year-to-date, we are reaffirming our full year 2026 Adjusted EBITDA midpoint expectation of $133 million and narrowing our guidance range to $130 million to $136 million, from $128 million to $138 million, reinforcing our confidence in our ability to deliver,” said Barry.
Pursuit’s Adjusted EBITDA guidance midpoint of $133 million represents growth of approximately 14% year-over-year.
The company’s guidance is below.

(in millions)	Full Year 2026 Guidance	Full Year 2025 Actual
Revenue	$485 at the midpoint $460 excluding Flyover	$452.4 $413.8 excluding Flyover
Adjusted EBITDA*	$130 to $136 $123 to $129 excluding Flyover	$117.1 $111.9 excluding Flyover
Maintenance Capex	$31 to $36 (~7% of Revenue at the midpoint)	$33.4
Growth Capex	$70 to $80	$41.6
Total Capex	$103 to $114	$75.0

Pursuit’s guidance includes approximately $9 million to $11 million of incremental Adjusted EBITDA from the Tabacón acquisition completed on July 1, 2025 and the Eagle Wing Tours acquisition completed on July 14, 2026, as well as approximately $7 million of Adjusted EBITDA contribution from Flyover (sale closed on July 31, 2026). Additionally, the guidance range reflects a fourth quarter exchange rate assumption of $0.71 between the Canadian Dollar and the U.S. Dollar for Pursuit’s operations in Canada (unchanged from prior guidance).
*Pursuit has not quantitatively reconciled its guidance for Adjusted EBITDA to the company’s most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact Pursuit’s results as reported under GAAP.

Organic Growth Capital Investments
During 2026, Pursuit expects to invest approximately $70 million to $80 million in organic growth capital expenditures, as it moves forward with major planned investments that have a total commitment of approximately $200 million. These projects are part of the company’s Vision 2030 strategy to deploy more than $300 million into high-returning organic growth investments in well-instrumented existing businesses that enhance the guest experience. Pursuit expects to achieve an effective Adjusted EBITDA multiple of less than 7x from these investments by 2030.

Investments that improve the guest experience at lodging properties support both higher occupancy and room rates and leverage Pursuit’s vertically integrated operating model where lodging guests are helpfully connected and have the opportunity to package their stay with Pursuit's attractions and other ancillary services.
Select Organic Growth Investments* Underway and Expected to be Completed for the 2027 Season Include:
•Denali Backcountry Adventure Attraction Relaunch (Alaska) – Reintroducing a premium, high margin wildlife safari experience deep into Denali when park road access reopens in 2027.
•Forest Park Hotel Woodland Wing (Jasper National Park) – Phased renovation to capture higher-end and year-round demand in Jasper, with the first phase of rooms completed in 2025 driving a 22% ADR lift and the final phase of rooms completed in 2026 ahead of the peak summer season. Full hotel transformation, including dining and reception spaces, is expected by the end of 2026.
•Hotel Whitefish, The Next Chapter of Grouse Mountain Lodge (Whitefish, Montana) – Phased renovation to elevate and reposition the property to capture higher-end and year-round demand near Glacier National Park with the first phase of room renovations completed ahead of 2026 peak summer season and a new 300-person event center opened in August to expand capture of meetings and wedding business. Full hotel transformation, including dining and guest spaces, is expected ahead of the 2027 peak season.
•Tabacón Villas Addition (Costa Rica) – Addition of 3 premium villas on existing acreage to meet year-round demand from affluent and multi-family travelers to the Arenal region will be completed in 2027.
•St. Mary Wildscape Cabin Addition (St. Mary, Montana) – Addition of 41 premium cabins on a mountain bluff that pairs iconic views overlooking the renowned Glacier National Park with thoughtful, place-rooted comfort to meet demand for elevated stays near the park in 2027.
•Prince of Wales Hotel Room Refresh (Waterton, Alberta) – Updating guest rooms and corridors ahead of the 100th anniversary of this iconic landmark property in 2027.

Select Organic Growth Investments* In Progress and Expected to be Complete Beyond 2027 Include:
•Jasper SkyTram (Jasper National Park) – Elevating the arrival-to-summit guest experience and strengthening must-do position in Jasper.
•Banff Gondola (Banff National Park) – Elevating the guest experience at this iconic Banff attraction, including the recent expansion of its top-rated Sky Bistro summit dining experience.
•Banff Jasper Lake Cruise Capacity Expansion (Banff and Jasper National Parks) – Addition of a new 56-passenger boat at Maligne Lake with redeployment of existing 38-passenger boat to Lake Minnewanka to meet demand at these popular attractions in Jasper and Banff by 2028.
•Lobstick Lodge (Jasper National Park) – Planned investments to improve and reposition the year-round lodge in Jasper to capitalize on high market demand from both consumer and tour and travel segments.
•Pyramid Lake Lodge Upgrades (Jasper National Park) – Phased investments to elevate the overall guest experience at this year-round lakeside property in Jasper, including outdoor hot tubs, sauna and gathering spaces overlooking Pyramid Lake.
•Tabacón Private Outdoor Terraces (Costa Rica) – Extending the year-round room experience into nature with the addition of 77 new private outdoor terraces to enhance the premium offering and support strong ADR growth.
*Subject to approvals.

Glacier View Tram Proposal – Incremental to Vision 2030 and Subject to Approval
On October 1, 2026, Pursuit submitted a proposal to the U.S. Forest Service to develop and operate the Glacier View Tram, a proposed year-round sightseeing attraction near Glacier National Park. If approved, the tram would expand the company's portfolio of iconic attractions in one of North America's most resilient tourism destinations, while adding a differentiated, accessible experience offering spectacular views of Glacier National Park and the surrounding Flathead Valley. Located along the primary route to Glacier National Park, which serves approximately 3 million visitors annually, the proposed attraction would feature two 100-passenger cabins ascending more than 3,000 vertical feet in approximately six minutes and build upon Pursuit's established Glacier Park Collection, which includes more than 600 lodge rooms and over 60 years of operating experience in the region. The proposed project is subject to federal review and permitting.

Conference Call Details
Management will host a conference call to review third quarter 2026 results on Wednesday, November 4, 2026, at 5 p.m. (Eastern Time).
A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of Pursuit’s investor website, where the company will also post its earnings press release and a supplemental earnings presentation prior to the call. Management will refer to this presentation during the call.
The live call can also be accessed by dialing (833) 461-5787 and entering the access code 242 289 230. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://events.q4inc.com/analyst/242289230?pwd=cMDIz1t5. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. The company recommends that you register in advance to ensure access for the full call.
A replay of the call will be available on Pursuit’s website shortly after the conference call and, for a limited time, by dialing (833) 309-1852 and entering the access code 242 289 230.

About Pursuit
Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, Iceland, and Costa Rica. Pursuit’s elevated hospitality experiences include world-class point-of-interest attractions and distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with renowned travel locations.
For more information, visit pursuit.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding the company’s expectations concerning the travel industry and the markets in which Pursuit operates; management’s expectations concerning future financial performance, including its 2026 and long-term outlook and the related underlying assumptions; its growth plans and strategies, including with respect to investments, growth capital expenditures and acquisitions; its ability to opportunistically return capital to shareholders through share repurchases; and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in Pursuit’s forward-looking statements include, but are not limited to, the following:
•general economic and geopolitical uncertainty in key global markets and a worsening of global economic conditions;
•the seasonality of Pursuit’s businesses;
•the competitive nature of the industries in which Pursuit operates;
•travel industry disruptions;
•changes in consumer tastes and preferences for recreational activities;
•natural disasters, weather conditions, and other catastrophic events;
•accidents and adverse incidents at Pursuit’s hotels and attractions;
•the sufficiency and cost of insurance coverage;
•the impact of the company’s borrowings, including its revolving credit facility, on its operational and financial flexibility;
•risks of new capital projects not being commercially successful;
•the company’s ability to fund capital expenditures, or its ability to deploy capital in line with its strategic objectives;
•the company’s ability to successfully integrate and achieve anticipated benefits from acquisitions;
•unknown or contingent liabilities from acquisitions;
•failure to adapt to technological developments or industry trends;
•the company’s inability to realize the strategic, financial and operational benefits from the sale of Flyover;
•potential increases in operating expenses;
•conducting business globally, including the impact of regulatory regimes in geographies where Pursuit operates or may expand;
•Pursuit’s exposure to currency exchange rate fluctuations;
•liabilities relating to prior and discontinued operations;
•the importance of key personnel to Pursuit’s business;
•the impact of labor shortages;
•Pursuit’s exposure to cybersecurity attacks and threats, including the impact of fraud;
•compliance with laws governing the storage, collection, handling, and transfer of personal data and the company’s exposure to legal claims and fines for data breaches or improper handling of such data;

•compliance with foreign data privacy laws that apply to the company’s activities;
•Pursuit’s exposure to litigation in the ordinary course of business;
•changes in federal, state, local or foreign tax laws;
•the company’s ability to comply with extensive environmental requirements;
•risks related to ownership of Pursuit’s common stock; and
•other risks and uncertainties included under Part I, Item 1A of Pursuit’s most recent annual report Form 10-K.

For a more complete discussion of the risks and uncertainties that may affect the company’s business or financial results, please see Item 1A, “Risk Factors,” of Pursuit’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as any future reports the company may file with the SEC. The company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Availability of Information on Pursuit Website
Pursuit routinely uses its investor relations website (investors.pursuit.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact
Carrie Long or Michelle Porhola
Investor Relations Contacts
IR@pursuit.com
(602) 207-2681

Jessica Harcombe Fleming
Media Contact
Communications@pursuit.com
(403) 498-8420

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")
TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenue:
Ticket, rooms, transportation, and other services revenue	186,280	178,140	8,140	4.6%	329,720	295,937	33,783	11.4%
Food, beverage, and retail products revenue	65,250	62,882	2,368	3.8%	106,945	99,407	7,538	7.6%
Total revenue	$251,530	$241,022	$10,508	4.4%	$436,665	$395,344	$41,321	10.5%

Cost of food, beverage, and retail products sold	(20,540)	(19,809)	(731)	(3.7)%	(33,115)	(30,965)	(2,150)	(6.9)%
Operating expenses (exclusive of depreciation and amortization shown separately below) (Note A)	(84,661)	(84,038)	(623)	(0.7)%	(198,247)	(177,613)	(20,634)	(11.6)%
Selling, general, and administrative expenses (Note B)	(19,224)	(19,999)	775	3.9%	(59,225)	(60,308)	1,083	1.8%
Depreciation and amortization	(10,231)	(12,042)	1,811	15.0%	(29,557)	(34,083)	4,526	13.3%
Interest expense, net	(2,015)	(2,835)	820	28.9%	(7,842)	(6,227)	(1,615)	(25.9)%
Other (expense) income, net (Note C)	(1,755)	3,455	(5,210)	**	139	(2,864)	3,003	**
Income from continuing operations before income taxes	113,104	105,754	7,350	7.0%	108,818	83,284	25,534	30.7%
Income tax expense (Note D)	(22,249)	(17,771)	(4,478)	(25.2)%	(25,238)	(18,926)	(6,312)	(33.4)%
Income from continuing operations	90,855	87,983	2,872	3.3%	83,580	64,358	19,222	29.9%
Loss from discontinued operations, net of tax	(107)	(2,882)	2,775	96.3%	(446)	(1,878)	1,432	76.3%
Net income	90,748	85,101	5,647	6.6%	83,134	62,480	20,654	33.1%
Net income attributable to non-redeemable noncontrolling interest	(7,940)	(11,248)	3,308	29.4%	(10,092)	(14,117)	4,025	28.5%
Net income attributable to Pursuit	$82,808	$73,853	$8,955	12.1%	$73,042	$48,363	$24,679	51.0%

Amounts Attributable to Pursuit:
Net income from continuing operations attributable to Pursuit	$82,915	$76,735	$6,180	8.1%	$73,488	$50,241	$23,247	46.3%
Loss from discontinued operations, net of tax	(107)	(2,882)	2,775	96.3%	(446)	(1,878)	1,432	76.3%
Net income attributable to Pursuit	$82,808	$73,853	$8,955	12.1%	$73,042	$48,363	$24,679	51.0%

Net income attributable to Pursuit per common share
Basic income per common share	$2.99	$2.61	$0.38	14.6%	$2.63	$1.71	$0.92	53.8%
Diluted income per common share	$2.95	$2.60	$0.35	13.5%	$2.61	$1.70	$0.91	53.5%

Basic and diluted weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	27,704	28,275	(571)	(2.0)%	27,754	28,214	(460)	(1.6)%
Additional dilutive shares related to share-based compensation	339	183	156	85.2%	242	186	56	30.1%
Diluted weighted-average outstanding common shares	28,043	28,458	(415)	(1.5)%	27,996	28,400	(404)	(1.4)%
**Change is greater than +/- 100 percent
(A)Operating expenses (exclusive of depreciation and amortization) – The increase in operating expenses for the nine months ended September 30, 2026, compared to the prior year period was primarily due to the periodic remeasurement of the Sky Lagoon finance lease obligation, which resulted in an unrealized foreign exchange gain of $5.8 million in 2025 compared to an unrealized foreign exchange gain of $1.6 million in 2026, as well as incremental expenses from Tabacón (acquired July 2025) of $5.1 million. Additionally, the increase was due to higher variable costs associated with increased transaction volumes and revenue, including $3.6 million in labor expense, $3.1 million in operating supplies and services, and other inflationary cost increases.
The three and nine months ended September 30, 2025, include a reclassification of expense of $2.6 million and $10.0 million, respectively, from operating expenses (exclusive of depreciation and amortization) to selling, general, and administrative expenses to comparably conform to the Company’s current presentation of costs and expenses.
(B)Selling, general, and administrative expenses – The three and nine months ended September 30, 2026, include a reclassification of expense of $2.6 million and $10.0 million, respectively, from operating expenses (exclusive of depreciation and amortization) to selling, general, and administrative expenses to comparably conform to the Company’s current presentation of costs and expenses.
(C)Other (expense) income, net - The increase in other (expense) income, net for the three months ended September 30, 2026, compared to the prior year period was primarily due to a $4.2 million gain recorded during the three months ended September 30, 2025, related to business interruption insurance proceeds received in connection to the 2024 Jasper wildfires.
The decrease in other (expense) income, net for the nine months ended September 30, 2026, compared to the prior year period was primarily due to a $5.4 million settlement charge in 2025 associated with the termination of the Giltspur Inc. Employees’ Pension Plan, which was reclassified from accumulated other comprehensive loss, and income of $4.1 million in 2026 for the amortization of prior service credits and net actuarial gain amounts, which were reclassified from accumulated other comprehensive loss, related to the termination of the Medical Retiree Plan that was announced in 2025. These amounts were partially offset by a $3.1 million impairment of the Flyover Attractions Disposal Group (the total assets and liabilities combined with the related accumulated other comprehensive loss of the Flyover Attractions) upon meeting held for sale classification and a $2.8 million loss on the sale of the Flyover Attractions.

(D)Income tax expense – The effective tax rate was 19.7% for the three months ended September 30, 2026, compared to 16.8% for the three months ended September 30, 2025, and the increase was primarily attributable to the tax impacts of the Flyover Sale. The effective tax rate was 23.2% for the nine months ended September 30, 2026, compared to 22.7% for the nine months ended September 30, 2025, and the increase was primarily attributable to the tax impacts of the Flyover disposition and the inclusion of Tabacón’s operating results in 2026.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")
TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)
IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
This document includes the presentation of "Adjusted Net Income (Loss)", “Adjusted EPS”, "Adjusted EBITDA", and “Adjusted EBITDA Margin”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the most comparable GAAP measures, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income (loss) attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.
Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are considered useful operating metrics, in addition to net income (loss) attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin provides useful information to investors regarding Pursuit’s results of operations for trending, analyzing, and benchmarking the performance and value of Pursuit’s business.

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Adjusted net income:
Net income attributable to Pursuit	$82,808	$73,853	$8,955	12.1%	$73,042	$48,363	$24,679	51.0%
Loss from discontinued operations, net of tax	107	2,882	(2,775)	(96.3)%	446	1,878	(1,432)	(76.3)%
Net income from continuing operations attributable to Pursuit	82,915	76,735	6,180	8.1%	73,488	50,241	23,247	46.3%
Restructuring charges, pre-tax	303	424	(121)	(28.5)%	300	721	(421)	(58.4)%
Impairment charges, pre-tax	—	—	—	—%	3,115	—	3,115	**
Loss on Flyover Attractions Sale, pre-tax	2,782	—	2,782	**	2,782	—	2,782	**
Transaction-related costs and other non-recurring items, pre-tax (Note A)	142	(82)	224	**	1,852	8,929	(7,077)	(79.3)%
FX remeasurement associated with debt and debt-like obligations, pre-tax (Note B)	(1,752)	261	(2,013)	**	(4,601)	(5,801)	1,200	20.7%
Legacy pension and other postretirement benefit plans terminations, pre-tax (Note C)	(1,229)	—	(1,229)	**	(1,707)	5,393	(7,100)	**
Business interruption gain, pre-tax (Note D)	—	(4,195)	4,195	(100.0)%	(4,566)	(4,195)	(371)	(8.8)%
Tax expense (benefit) on above items	964	882	82	9.3%	1,308	(787)	2,095	**
Portion of above amounts attributable to non-controlling interests	903	1,291	(388)	(30.1)%	889	4,064	(3,175)	(78.1)%
Adjusted net income	$85,028	$75,316	$9,712	12.9%	$72,860	$58,565	$14,295	24.4%

Adjusted EPS:
Diluted adjusted net income attributable to Pursuit common shareholders (as reconciled above)	$85,028	$75,316	$9,712	12.9%	$72,860	$58,565	$14,295	24.4%
Diluted weighted-average outstanding common shares	28,043	28,458	(415)	(1.5)%	27,996	28,400	(404)	(1.4)%
Adjusted EPS	$3.03	$2.65	$0.38	14.3%	$2.60	$2.06	$0.54	26.2%
**Change is greater than +/- 100 percent
(A)Transaction-related costs and other non-recurring items, pre-tax include amounts related to acquisition, divestiture, and other corporate development activities, including amounts for integration, separation, diligence, feasibility, legal, and other non-recurring items.
(B)FX remeasurement associated with debt and debt-like obligations, pre-tax represents the non-cash foreign exchange (gain) loss included within operating expenses related to the periodic remeasurement of the Sky Lagoon and Tabacón debt and debt-like obligations.
(C)The 2025 legacy pension and other postretirement benefit plans terminations, pre tax amount represents a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from accumulated other comprehensive loss (“AOCL”), in Q2'25.
(D)The business interruption gain, pre tax amounts represent gains from business interruption insurance proceeds received related to lost profits in 2024 from the Jasper wildfire.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")
TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenue	$251,530	$241,022	$10,508	4.4%	$436,665	$395,344	$41,321	10.5%

Net income attributable to Pursuit	$82,808	$73,853	$8,955	12.1%	$73,042	$48,363	$24,679	51.0%
Net income attributable to non-redeemable noncontrolling interest	7,940	11,248	(3,308)	(29.4)%	10,092	14,117	(4,025)	(28.5)%
Loss from discontinued operations, net of tax	107	2,882	(2,775)	(96.3)%	446	1,878	(1,432)	(76.3)%
Interest expense, net	2,015	2,835	(820)	(28.9)%	7,842	6,227	1,615	25.9%
Income tax expense	22,249	17,771	4,478	25.2%	25,238	18,926	6,312	33.4%
Depreciation and amortization	10,231	12,042	(1,811)	(15.0)%	29,557	34,083	(4,526)	(13.3)%
Other (income) expense, net (A)	1,755	(3,455)	5,210	**	(139)	2,864	(3,003)	**
Transaction-related costs and other non-recurring items (B)	142	(82)	224	**	1,852	8,929	(7,077)	(79.3)%
FX remeasurement associated with debt and debt-like obligations (C)	(1,752)	261	(2,013)	**	(4,601)	(5,801)	1,200	20.7%
Adjusted EBITDA	$125,495	$117,355	$8,140	6.9%	$143,329	$129,586	$13,743	10.6%
Adjusted EBITDA attributable to noncontrolling interest	(10,516)	(15,750)	5,234	33.2%	(16,215)	(21,096)	4,881	23.1%
Adjusted EBITDA attributable to Pursuit	$114,979	$101,605	$13,374	13.2%	$127,114	$108,490	$18,624	17.2%
Adjusted EBITDA Margin	49.9%	48.7%		1.2 pts	32.8%	32.8%		0 pts
**Change is greater than +/- 100 percent

	2025
($ in thousands)	Q1	Q2	Q3	Q4	FY
Revenue	$37,579	$116,743	$241,022	$57,073	$452,417

Net income (loss) attributable to Pursuit	$(31,136)	$5,646	$73,853	$(25,695)	$22,668
Net income (loss) attributable to noncontrolling interest	(216)	3,085	11,248	(476)	13,641
(Income) loss from discontinued operations, net of tax	131	(1,135)	2,882	330	2,208
Interest expense, net	1,464	1,928	2,835	2,596	8,823
Income tax expense (benefit)	(1,866)	3,021	17,771	(2,424)	16,502
Depreciation and amortization	10,968	11,073	12,042	11,987	46,070
Other (income) expense, net (A)	357	5,962	(3,455)	(1,202)	1,662
Transaction-related costs and other non-recurring items (B)	5,002	4,009	(82)	1,551	10,480
FX remeasurement associated with debt and debt-like obligations (C)	(2,181)	(3,881)	261	892	(4,909)
Adjusted EBITDA	$(17,477)	$29,708	$117,355	$(12,441)	$117,145
Adjusted EBITDA Margin	(46.5)%	25.4%	48.7%	(21.8)%	25.9%
(A)2026 includes a $4.6 million gain from business interruption insurance proceeds received in Q2’26 related to lost profits in 2024 from the Jasper wildfire and $1.7 million of income related to legacy pension and other postretirement benefit plans terminations. These amounts in 2026 were partially offset by a $3.1 million impairment charge on the Company's held for sale disposal group for the Flyover Attractions recorded in Q2’26 and a loss on the Flyover Attractions Sale of $2.8 million recorded in Q3'26. 2025 includes a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25 and a $4.2 million gain from business interruption insurance proceeds received in Q3’25 related to lost profits in 2024 from the Jasper wildfire.
(B)Transaction-related costs and other non-recurring items, pre-tax include amounts related to acquisition, divestiture, and other corporate development activities, including amounts for integration, separation, diligence, feasibility, legal, and other non-recurring items.
(C)Represents the non-cash foreign exchange (gain) loss included within operating expenses related to the periodic remeasurement of the Sky Lagoon and Tabacón debt and debt-like obligations.